Exhibit 99.1

NuZee, Inc. Announces NASDAQ-Approved Extension to Regain Compliance with Nasdaq Listing Rule 5550(b)

VISTA, California, April 11, 2024 /PRNewswire/ -- NuZee, Inc. (NASDAQ: NUZE), a leading coffee co-packing and technology company, today announced that it had been granted an extension of time to regain compliance with Nasdaq Listing Rule 5550(b) until June 14, 2024.

On January 23, 2024, NuZee, Inc. (the “Company”) received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement).

Pursuant to the Notice, Nasdaq gave the Company 45 calendar days to submit to Nasdaq a plan to regain compliance. The Company timely submitted its plan.

On April 9, 2024, the Company received a letter from Nasdaq under which it stated that based on the Company’s plan submission that Nasdaq has determined to grant the Company an extension of time to regain compliance with Nasdaq Listing Rule 5550(b) until June 14, 2024 (the “Extension Letter”). The Company must furnish to the SEC and Nasdaq a publicly available report (e.g. a Form 8-K) which report, among other things, includes a description of the completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing. After filing the publicly available report described above, if the Company fails to evidence compliance upon filing its periodic report for June 30, 2024 (or the periodic report for September 30, 2024, if Nasdaq determines to provide a further extension), the Company may be subject to delisting. In the event the Company does not satisfy these terms, Nasdaq will provide written notification that its securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Listing Qualifications Panel.

The company intends to regain compliance within the applicable extension period.

About NuZee

NuZee, Inc., (NASDAQ: NUZE), is a leading co-packing company for single-serve coffee formats that partners with companies to help them expand within the single-serve and private label coffee category. Providing end-to-end innovative and sustainable solutions with the flexibility and capacity for both small roasters and large global brands, NuZee is revolutionizing the way single-serve coffee is enjoyed in the U.S. Through the brand’s unique process, NuZee fulfills every aspect of co-packing needs, from sourcing, roasting and blending, to packing and packaging.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, NuZee’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. NuZee cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect NuZee’s current expectations and NuZee does not undertake to update or revise these forward-looking statements except as required by law, even if experience or future changes make it clear that any projected results expressed or implied in this or other NuZee statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond NuZee’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the consummation of the offering of common stock and potential changes in market conditions constitute forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: NuZee’s plan to obtain funding for its operations, including funding necessary to develop, manufacture and commercialize its products; the impact to NuZee’s business from COVID-19 global crisis; general market acceptance of and demand for NuZee’s products; and NuZee’s commercialization, marketing and manufacturing capabilities and strategy; for description of additional factors that may cause NuZee’s actual results, performance or expectations to differ from any forward looking statements, please review the information set forth in the ‘Risk Factors’ and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NuZee’s public reports and NuZee’s other filings made with the SEC.

SOURCE NuZee, Inc.

Contact:

IR@Nuzeeusa.com